Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 17, 2002

Dear Sir/Madam:

We have read the first through third paragraphs of Item 4 included in the Form 8-K dated April 17, 2002, of VA Software Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/Arthur Andersen LLP


CC:  Kathleen R. McElwee
     Vice President and Chief Financial Officer